           Exhibit 10.3

EMPLOYMENT AGREEMENT
聘用协议

This EMPLOYMENT AGREEMENT is made and entered into on May 31, 2011 (the “Agreement”), by and between CHINA PHARMA HOLDINGS, INC., a Delaware corporation (the “Company”), having its principal place of business at 2nd floor, No. 17 Jinpan Rd. Haikou, Hainan, People’s Republic of China 570216, and Frank Waung (“Employee”), with United States Social Insurance No. ### ## #### (Collectively the “Parties”).
这份协议是由中国医药控股有限公司（“公司”）—一家德拉华州公司，其营业总部设在中国海南省海口市金盘路17号嘉海大厦2楼，邮编570216，和汪其方（“雇员”），其美国社会保险号码是 ### ## #### 签订的聘用协议，协议签署于2011-5-31.

WITNESSETH:
条款

WHEREAS, the Company is engaged in the business of develop, manufacture, and market specialty pharmaceutical products in China (the “business”); and
鉴于，公司是一家在中国从事研发，生产，销售的专业的制药企业。并且

WHEREAS, Employee has represented that he has the experience, background and expertise necessary to enable him to be the Company’s Chief Financial Officer; and
鉴于，雇员表示其经验、背景知识和专业知识能够使他胜任公司的首席财务官；并且

WHEREAS, based on such representation, and the Company’s reasonable due diligence, the Company wishes to employ Employee as its Chief Financial Officer, and Employee wishes to be so employed, in each case, upon the terms hereinafter set forth;
鉴于，基于雇员这样的陈述和公司合理的尽职调查，公司愿意聘用雇员作为其首席财务官，同时，雇员也愿意被聘用，所有情况符合下文陈述的条款。

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, and other good and valuable consideration, the parties agree as follows:
现在，因此，基于上述的前提和相互的约定和协议，以及其他有利的和有价值的考虑因素，双方同意以下：

1.	DEFINITIONS. As used herein, the following terms shall have the following meanings:

定义 由于在此所用到的，以下术语的意思应如下：

 “Affiliate” means any Person controlling, controlled by or under common control with the Company.
 “归属”指任何人控制、被控制或在公司的共同控制之下。

 “Board” means the Board of Directors of the Company.

 “董事会”指公司的董事会

 “Cause” means (i) conviction of any crime whether or not committed in the course of his employment by the Company; (ii) Employee’s refusal to carry out instructions of the Chief Executive Officer; or (iii) the breach of any representation, warranty or agreement between Employee and the Company.

 “诉讼”指i)任何犯罪的定罪，不管是否在其在公司的期间；ii) 雇员拒绝执行首席财务官或者符合董事会首席财务官职务的指令；或者iii) 违反雇员和公司签订的任何事实陈述、合同担保或协议

 “Date of Termination” means (a) in the case of a termination for which a Notice of Termination (as hereinafter defined in section 5.3) is required, 30 days from the date of actual receipt of such Notice of Termination or, if later, the date specified therein, as the case may be, and (b) in all other cases, the actual date on which the Employee’s employment terminates during the Term of Employment(as hereinafter defined in section 3) (it being understood that nothing contained in this definition of “Date of Termination” shall affect any of the cure rights provided to the Employee or the Company in this Agreement).

 “终止日期”指：A）对于需要终止通知的合同终止（如下文在5.3部分定义的），需要在实际收到终止通知的30天，或者更久；B）在所有其他情况，在雇员的聘用期间的实际聘用终止日期（如下文第3部分定义的）（这被理解为包括在这个“终止日期”定义内的所有情况都不能影响在这份协议中雇员和公司的任何补救权利。）

 “Disability” means Employee’s inability to render for a period of three consecutive months, services hereunder due to his physical or mental incapacity.

 “伤残”指雇员由于生理和心理上的残疾而连续3个月无法为公司提供服务。

 “Effective Date” means April 28, 2011.

 “生效日期”指2011年4月28日

 “Person(s)” means any individual or entity of any kind or nature, including any other person as defined in section 3(a)(9) of the Securities Exchange Act of 1934, and as used in Section 13(d) and 14(d) thereof.

 “人”指任何性质和种类的任何个人或实体，包括如1934年证券交易法第3（a）(9)定义的任何其他人，以及如关于在第13(d)和14(d)中所用的人。

 “Prospective Customer” shall mean any Person which has either (a) entered into a nondisclosure agreement with the Company or any company subsidiary or Affiliate or (b) has within the preceding 12 months received a currently pending and not rejected written proposal in reasonable detail from the Company or any of the Company’s subsidiary or Affiliate.

 “潜在客户”指a）已经与公司或所有子公司或附属公司签订了保密协议；或者b）在前述的12个月内从公司或者任何公司的子公司或附属公司中收到一份相当详细的未决和没有否定的书面提议。

2.	EMPLOYMENT.
聘用

 2.1  Agreement to Employ. Effective as of the Effective Date, the Company hereby agrees to employ Employee, and Employee hereby agrees to serve, subject to the provisions of this Agreement, as an officer and Employee of the Company.
 聘用协议 从起效日期开始起效，根据这份协议的规定，公司在此同意聘用雇员，同时雇员在此同意担任公司的官员和雇员。

 2.2  Duties and Schedule. Employee shall serve as the Company’s full time Chief Financial Officer and shall have such responsibilities as designated by the Company’s Chief Executive Officer or the Board, or the Audit Committee thereof, as circumstances may require.

 责任和议程。雇员将担任公司的首席财务官并且承担由公司首席执行官或者董事会制定的责任。雇员应直接向公司首席执行官或董事会或审计委员会报告，如果情况要求的话。

3.
TERM OF EMPLOYMENT. Unless Employee’s employment shall sooner terminate pursuant to section 5, the Company shall employ Employee for a term commencing on the Effective Date and ending on the first anniversary thereof (the “Term”) . The term shall automatically renew for an additional year unless either party provides notice to the other that the Term shall not continue within 60 days prior to the end of the prior Term. The period during which Employee is employed pursuant to this Agreement shall be referred to as the “Term” or the “Term of Employment”.

聘用期限。 除非雇员的聘用根据第5部分将很快终止协议外，公司将聘用雇员的期限从起效日期开始至第一个周年日（“期限”）。这一期限将自动延续至下一年，除非任何一方提前60天以书面方式向另外一方出示终止通知。雇员根据此协议聘用的时间将被称为“期限”或“聘用期限”。

4.	COMPENSATION.
 薪酬
 4.1  Salary. Employee’s salary during the Term shall be USD$165,000.00 per year (the “Salary”), payable in monthly payments and in US Dollars. All applicable withholding taxes shall be deducted from such payments. The Board will review Employee’s Salary at least once per year and may, in its discretion, increase or decrease the Salary in accordance with the Company’s compensation policies. A discretionary bonus, if any, may be paid each year as determined solely by the Board.
 薪水. 在协议期限期间雇员的薪水为每年USD$165,000.00美元（“薪水”），每月支付一次，以美元支付。依据美国相关法律规定，所有适用的预扣赋税应从新水中扣取。董事会至少每年审查雇员的薪水，并且根据公司的酬薪政策单方决定增加或降低雇员薪水。酌情分红，若出现分红得情况，仅依据董事会的决议进行支付。

4.2   Restricted Stock. Subject to the Company’s 2010 Long-Term Incentive Plan and the restricted share award agreement entered into between the Company and the Employee (the “2011 Restricted Share Award Agreement”) simultaneously with this Agreement, the Company will grant 50,000 shares of restricted stock to the Employee, of which (i) 25,000 shares shall vest on April 28, 2012, being the one-year anniversary of the Effective Date, and (ii) 25,000 shares shall vest six month following the closing of the achievement of certain performance-based vesting criteria, as defined in the 2011 Restricted Share Award Agreement (the “Vesting Condition”).  If this Agreement is terminated either by the Company (except for termination for Cause) or by the Employee (except for termination in bad faith) before April 28, 2012, the number of restricted shares that shall become immediately vested shall be calculated as following: 50,000 restricted shares (in the event the Vesting Condition is satisfied by April 27, 2012) or 25,000 restricted shares (in the event the Vesting Condition is not satisfied by April 27, 2012) times the following fraction: (i) the number of months from the Effective Date to the termination date (including the last month the Employee is employed even though it may not be a full calendar month) divided by (ii) twelve (12). For the sake of clarity, for the purpose of calculating the fraction, the first month starts from April 28, 2011 and ends on May 27, 2011;
4.2 限制股。依照公司2010长期激励计划，以及公司和雇员签订的限制股奖励协议（2011限制股奖励协议），公司向雇员授予5万支限制股，其中（1）2.5万支将于2012-4-28日生效，即“生效日”后一周年日，（2）2.5万支将于2012年4月27日之前，下一次如《2011限制股奖励协议》所规定的某项业绩基础的表现标准（“生效条件”）实现后6个月起生效。如果本合同在2012-4-28日之前被公司（排除“有理由”的终止）或者雇员（排除不良企图的终止）终止，则限制股将立即生效，将按照以下方式计算：5万支限制股（在2012-4-27之前完成“生效条件”的情况下），或者2.5万支限制股（在2012-4-27之前未完成“生效条件”的情况下）乘以以下分数：（1）分子为自生效日起，截至终止日的月份数（包含雇员被公司聘用的最后一个月份，即便不是一个完整的日历月），（2）分母是：12。为了澄清起见，为了计算该分数，第一个月从2011-4-28起算，从2011-5-27结束。

  4.3  Options. Subject to the Company’s 2010 Long-Term Incentive Plan and the non-qualified stock option agreement entered into between the Company and the Employee simultaneously with this Agreement (the “2011 Stock Option Agreement”), the Company will grant 50,000 options to the Employee at the exercise price equal to $2.54, the last reported closing price of the Company’s common stock prior to the date of grant, expiring on the two-year anniversary of the Effective Date, of which (i) 25,000 shares shall vest on the one-year anniversary of the Effective Date, (ii) 25,000 shares shall vest on the date that is three months following the achievement of the Vesting Condition. If this Agreement is terminated either by the Company (except for termination for Cause) or by the Employee (except for termination in bad faith) before April 28, 2012, the number of options that shall become immediately exercisable shall be calculated as following: 50,000 options (in the event the Vesting Condition is satisfied by April 27, 2012) or 25,000 options (in the event the Vesting Condition is not satisfied by the time set forth therein) times the following fraction: (i) the number of months from the Effective Date to the termination date (including the last month the Employee is employed even though it may not be a full calendar month) divided by (ii) twelve (12). For the sake of clarity, for the purpose of calculating the fraction, the first month starts from April 28, 2011 and ends on May 27, 2011.

期权 依据将被公司董事会通过并且将在SEC备案的2010长期激励计划以及公司与雇员签署的非合格股票期权协议，并依照本协议（2011股票期权协议），公司将向雇员授予5万股期权，执行价格为$2.54，即公司普通股最后一个报告的闭市价格，自生效日后两年失效，其中(i) 2.5万_股将在生效日后一年生效，(ii) 2.5万股将在合格融资结束后3个月生效。如果本合同在2012-4-28日之前被公司（排除“有理由”的终止）或者雇员（排除不良企图的终止）终止，则限制股将立即生效，将按照以下方式计算： （1）分子为自生效日起，截至终止日的月份数（包含雇员被公司聘用的最后一个月份，即便不是一个完整的日历月），（2）分母是：12。为了澄清起见，为了计算该分数，第一个月从2011-4-28起算，从2011-5-27结束。

 4.4  Vacation. Employee shall be entitled to fifteen (15) days of paid vacation per year taken at such times so as to not materially impede his duties hereunder. Employee shall be entitled to a pro rata number of days of paid vacation during the period beginning on the Effective Date through the end of the first fiscal year. Vacation days that are not taken may not be carried over into future years. Illness days shall be consistent with the Company’s standard policies and applicable US law. Employee should be entitled to standard US federal government holidays in addition to vacation or illness days.
 假期。雇员将获得每年15天带薪假期，在其假期期间不得实质性阻碍其下文提到责任。雇员在起效日期至第一个财年结束这一期间将按比例给予带薪假期的天数。未休的假期天数不能延至下一年。病假应符合公司的标准保险单和适用的美国法律。除了带薪假期或病假外，雇员将给予美国联邦政府的标准假期。

 4.5  Business Expenses. Employee shall be reimbursed by the Company for all ordinary and necessary expenses incurred by Employee in the performance of his duties hereunder on behalf of the Company, not to exceed $500 per month without the prior written approval of the Company.
 商业费用。公司要报销雇员代表公司履行其职责时产生的所有日常的必要的费用，在没有得到公司事先的书面批准之前费用每月不得超过500美元。

5.	TERMINATION.
终止协议

5.1  Termination Due to Death or Disability
5.1 因死亡或伤残终止协议

 5.1.1  Death. This Agreement shall terminate immediately upon the death of the Employee. Upon Employee’s death, Employee’s estate or Employee’s legal representative, as the case may be, shall be entitled to Employee’s accrued and unpaid Salary and vacation as of the date of Employee’s death, plus all other compensation and benefits that were vested through the date of Employee’s death.
5.1.1死亡。 因雇员的死亡将立刻终止协议。根据雇员的死亡、雇员的财产或雇员的法定代表人，视情况而定，应给予雇员截至雇员死亡日期应计的未付薪金和假期，加上既定的所有其他的酬薪和津贴。

5.1.2  Disability. In the event of Employee’s Disability, this agreement shall terminate and Employee shall be entitled to (a) accrued and unpaid vacation through the first date that a Disability is determined; and (b) all other compensation and benefits that were vested through the first date that a Disability has been determined.
5.1.2 伤残。如果雇员伤残的发生，这份协议将终止，并且雇员将给予：a) 截至伤残确定的第一天应计的未付假期，和b)所有其他截至伤残确定第一天既定的酬薪和津贴。

 5.2  Termination. Both the Company and the Employee may terminate the employment hereunder by delivery of written notice to the other party at least thirty (30) days prior to termination date or with a shorter notice period if agreed upon by the Parties provided, however, that in the event of a breach of this agreement by the Employee or an event which would constitute “Cause”, the Company may immediately terminate this agreement upon written notice with no waiting period. Upon the effective date of termination under this section 5.2, Employee shall be entitled to (a) accrued and unpaid vacation through such effective date; and (b) all other compensation and benefits that were vested through such effective date.
 5.2 终止协议。公司和雇员都可以至少提前30天提出一份书面通知或者如果双方同意后的短时间内来终止协议，然而，如果雇员违反协议或者构成“诉讼”的事件的发生，公司将立刻以书面通知终止协议。根据第5.2终止协议的有效日期，雇员将给予a) 截至终止有效日期应计的未付假期；b）截至终止有效日期既定的所有其他酬薪和津贴

5.3  Notice of Termination. Any termination of the Employment by the Company or the Employee shall be communicated by a notice in accordance with section 8.4 of this agreement (the “Notice of Termination”).
5.3 终止通知。由公司或雇员提出的任何终止聘用将根据协议的第8.4（“终止通知”）通知另外一方。

5.4  Payment. The Employee shall not be entitled to severance payments upon any termination provided in section 5 herein.
5.4 付款。根据在此第5部分提出的任何终止协议，雇员不能被中止其付款。

6.
EMPLOYEE’S REPRESENTATION. The Employee represents and warrants to the Company that: (a) he is subject to no contractual, fiduciary or other obligation which may affect the performance of his duties under this agreement; (b) he has terminated, in accordance with their terms, any contractual obligation which may affect his performance under this agreement; and (c) his employment with the Company will not require him to use or disclose proprietary or confidential information of any other person or entity.

雇员的代表。雇员代表公司并向公司保证：a）雇员不受可能影响其履行本合同义务的契约的、受托的或其他义务约束；b) 对于其他可能影响其履行本合同的其他所签订的合约义务，雇员已经根据这些合同的条款予以终止；c) 他与公司的聘用不要求他使用或披露任何其他个人或实体的财产或机密信息。

7.	NON-COMPETITION; NON-DISCLOSURE; INVENTIONS.
7. 不得竞争；不得泄露；发明

7.1  Trade Secrets. Employee acknowledges that his employment position with the Company is one of trust and confidence. Employee further understands and acknowledges that, during the course of Employee’s employment with the Company. Employee will be entrusted with access to certain confidential information, specialized knowledge and trade secrets which belong to the Company, or its subsidiaries, including, but not limited to, their methods of operation and developing customer base, its manner of cultivating customer relations, its practices and preferences, current and future market strategies, formulas, patterns, patents, devices, secret inventions, processes, compilations of information, records, and customer lists, all of which are regularly used in the operation of their business and which Employee acknowledges have been acquired, learned and developed by them only through the expenditure of substantial sums of money, time and effort, which are not readily ascertainable, and which are discoverable only with substantial effort, and which thus are the confidential and the exclusive Property of the Company and its subsidiaries(hereinafter “Trade Secrets”) . Employee covenants and agrees to use his best efforts and utmost diligence to protect those Trade Secrets from disclosure to third parties. Employee further acknowledges that, absent the protections afforded the Company and its subsidiaries in section 7, Employee would not be entrusted with any of such Trade Secrets. Accordingly, Employee agrees and covenants (which agreement and covenant shall survive the termination of this agreement regardless of the reason) as follows:

7.1 商业秘密。雇员承认其与公司的聘用是可信的和机密的。雇员进一步明白和承认在雇员聘用期间，雇员将被委托接触公司或其子公司的某些机密信息、特别信息和商业秘密，包括，但不限于，他们营运的方法和开发客户的基础，其维护客户关系的方法，其惯例和优惠政策，当前和未来的市场策略，准则，模式，设备，秘密发明，程序，信息的汇编，记录，和客户名单。所有这些都用于他们的业务营运。雇员立约并同意尽其最大的努力和尽职不向第三方泄露这些商业秘密。雇员进一步承认，缺少公司及其子公司在第7部分提供的保护，雇员将不得委托任何商业秘密。此外，雇员同意并立约以下方面：

7.1.1  Employee will at no time take any action or make any statement that will disparage or discredit the Company, any of its subsidiaries or their products or services;
7.1.1 员工在任何时候不得做出任何贬损公司，或公司的下属机构，产品及服务的举动

7.1.2  During the period of Employee’s with the Company and for 60 months immediately following the Termination of such employment. Employee will not disclose or reveal to any person, firm or corporation other than in connection with the business of the Company and its subsidiaries or as may be required by law, any Trade Secrets used or useable by the Company or any of its subsidiaries, divisions or Affiliates (collectively the “Companies”) in connection with their respective businesses, known to Employee as a result of his employment by the Company, or other relationship with the Companies, and which is not otherwise publicly available. Employee further agrees that during the Term of this Agreement and at all times thereafter, he will keep confidential and not disclose or reveal to any person, firm or corporation other than in connection with the business of the Companies or as may be required by applicable law, any information received by him during the course of his employment with regard to the financial, business, or other affairs of the Companies, their respective officers, directors, customers or suppliers which is not publicly available;
7.1.2 雇员在职期间和离职后60个月，不得泄露其作为雇员所了解的，但尚未经公司公布的任何同公司人事，业务，商业，下属机构，分支结构相关的任何信息。雇员进一步同意在本合同期间或者失效之后，他将保密并且不向任何人士，公司，机构泄露公司的业务或者在其就职期间所了解的其他有关公司业务，财务，或者公司人事，董事，客户，供应商等未经公开的事宜。

7.1.3  Upon the Termination of Employee’s employment with the Company, Employee will return to the Company all documents, customer lists, customer information, product samples, presentation materials, drawing specifications, equipment and other materials relating to the business of any of the Companies, which Employee hereby acknowledges are the sole and exclusive property of the Companies or any one of them. Nothing to his personal entitlements and obligations, his rolodex, his personal correspondence files; and any additional personal property;
7.1.3 在雇员就任期满时，应当向公司归还所有的文件，客户名单，客户信息，产品样本，推介资料，图纸，器材，以及其他的同公司相关的所有材料，雇员在此承认公司对上述物品的唯一所有权。但本协议不存在任何限制雇员对其私人文件，资料，其名片盒，私人往来信件的所有性的规定。

7.1.4  During the Term of the Agreement and, for a period of three(3) months immediately following the Termination of the Employee’s employment with the Company, Employee will not : compete, or participate as a shareholder, director, officer, partner(limited or general ), trustee, holder of a beneficial interest, employee, agent of or representative in any business competing directly with the Companies without the prior written consent of the Company, which may be withheld in the Company’s sole discretion; provided, however, that nothing contained herein shall be construed to limit or prevent the purchase or beneficial ownership by Employee of less than five percent of any security registered under Section 12 or 15 of the Securities Exchange Act of 1934;
7.1.4 在本协议期间和协议期满后3个月之内，在未经公司书面许可的情况下，雇员不得就任任何同公司直接竞争的机构的股东，董事，执行官，合伙人，受托人，利益相关方，雇员，代理或代表。但本条款的规定不限制雇员依据《1934证券法案》购买或持有任何证券不足5%的股份。

7.1.5  During the Term of the Agreement and, for a period of eighteen (18) months immediately following the Termination of the Employee’s employment with the Company, Employee will not:
7.1.5 在本协议期间，以及协议节之后18个月内，雇员不得：

7.1.5.1  solicit or accept competing business from any customer of any of the Companies or any person or entity known by Employee to be or have been, during the preceding 18 months, a customer or Prospective Customer of any of the Companies without the prior written consent of the Company;
7.1.5.1在未经公司书面许可的情况下，从不得接受明知是来自公司客户的请求或者对公司产生竞争的业务

7.1.5.2  encourage, request or advise any such customer or Prospective Customer of any of the Companies to withdraw or cancel any of their business from or with any of the Companies; or
7.1.5.2 鼓励，建议，或者要求任何公司的客户撤销或者中断同公司的商业往来

7.1.6  Employee will not during the period of his employment with the Company and, subject to the provisions hereof for a period of eighteen (18) months immediately following the Termination of Employee’s employment with the Company.
7.1.6在本协议期间，以及协议节之后18个月内，雇员不得：

7.1.6.1  conspire with any person employed by any of the Company with respect to any of the matters covered by this Section 7;
7.1.6.1 同公司任何人密谋关于条款7的事项

7.1.6.2  encourage, induce or solicit any person employed by any of the Companies to facilitate Employee’s violation of the covenants in this Section 7;
7.1.6.2 鼓励，诱导，或者协助任何公司其他雇员从未违背本协议条款7的事项

7.1.6.3  assist any entity to solicit the employment of any Employee of any of the Companies; or
7.1.6.3 协助任何实体取得公司的聘用

7.1.6.4  employ or hire any Employee of any of the Companies, or solicit or induce any such person to join the Employee as a partner, investor, coventurer, or otherwise encourage or induce them to Terminate their employment with any of the Companies.
7.1.6.4 雇用公司任何员工，或者鼓励、诱导任何公司员工加入其组织成为其合伙人，投资人；或者鼓励、诱导任何公司员工终止同公司的雇佣关系

7.2  Employee expressly acknowledges that all of the provisions of this Section 7 of this Agreement have been bargained for and Employee’s agreement hereto is an integral part of the consideration to be rendered by the Employee which justifies the rate and extent of the compensation provided for hereunder.
7.2 雇员特此同意知悉本协议第7条款的所有内容，并且所享受的新酬待遇已经考虑到第7条款的规定

7.3  Employee acknowledges and agrees that a violation of any one of the covenants contained in this Section 7 shall cause irreparable injury to the Company, that the remedy at law for such a violation would be inadequate and that the Company shall thus be entitled to temporary injunctive relief to enforce that covenant until such time that a court of competent jurisdiction either (a) grants or denies permanent injunctive relief or (b) awards other equitable remedy(s) as it sees fit.
7.3 雇员特此同意知其违背第7条款将为公司带来不可修复的损失，相关法律的规定可能不足以对公司的弥补，因此公司在法庭做出适当裁决如：（a）授予或拒绝永久性禁令救济（b）授权其他公平的补救措施（s）在公司看来适当的措施 之前有权采取临时的禁止令。

7.4  Successors.
7.4 继任者

7.4.1  Employee. This Agreement is personal to Employee and, without the prior express written consent of the Company, shall not be assignable by Employee, except that Employee’s rights to receive any compensation or benefits under this Agreement may be transferred or disposed of pursuant to testamentary disposition, interstate, succession or a qualified domestic relations order or in connection with a Disability. This Agreement shall inure to the benefit of and be enforceable by Employee’s estate, heirs, beneficiaries, and/or legal representatives.
7.4.1 雇员 本协议仅对雇员本人生效，在没有获得公司的书面许可之前，雇员无权分派其在本协议项下的权利，除获得新酬的权力而外。本协议项下规定的薪酬支付将依据雇员的意志，或者在雇员无法进行意志表述的情况下，依据雇员的地位，继承人，受益人，以及/或者法律代表人进行考虑。

7.4.2  The Company. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.
7.4.2 公司 本协议对公司，即其继任者，分派者均有效

7.5  Inventions and Patents. The Company shall be entitled to the sole benefit and exclusive ownership of any inventions or improvements in products, processes, or other things that may be made or discovered by Employee while he is in the service of the Company, and all patents for the same. During the Term, Employee shall do all acts necessary or required by the Company to give effect to this Section and, following the Term. Employee shall do all acts reasonably necessary or required by the Company to give effect to this Section. In all cases, the Company shall pay all costs and fees associated with such acts by Employee.
7.5 创意和发明 雇员在职期间，公司应当作为雇员所有的在职的创意，发明，改进，专利的唯一利益所有人。就本条款所规定的事宜，雇员应当全力配合公司。公司应当向雇员支付所有同本条款相关的成本等费用。

8  MISCELLANEOUS.
8. 杂项

8.1  Indemnification. The company and each of its subsidiaries shall, to the maximum extent provided under applicable law, indemnify and hold Employee harmless from and against any expenses, including reasonable attorney’s fees, judgments, fines, settlements and other legally permissible amounts (“Losses”), incurred in connection with any proceeding arising out of, or related to, Employee’s employment by the Company, other than any such Losses incurred as a result of Employee’s negligence or willful misconduct.  The Company shall, or shall cause a subsidiary thereof to, advance to Employee any expenses, including attorney’s fees and costs of settlement, incurred in defending any such proceeding to the maximum extent permitted by applicable law.  Such costs and expenses incurred by Employee in defense of any such proceeding shall be paid by the Company or applicable subsidiary in advance of the final disposition of such proceeding promptly up on receipt by the Company of (a) written request for payment; (b) appropriate documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought; and (c) an undertaking adequate under applicable law made by or on behalf of Employee to repay the amounts so advanced if it shall ultimately be determined pursuant to any non-appealable judgment or settlement that Employee is not entitled to the indemnified by the Company or any subsidiary thereof, the Company will provide Employee with coverage under all director’s and officer’s liability insurance policies which it has in effect during the Term, with no deductible to Employee.
赔偿 除非是由于雇员的过失、疏忽或者故意行为，公司及其下属单位特此同意依据适用法律的最大限度，为雇员承担其在职期间由于为公司提供服务所关联的法律费用。公司及其下属单位特此同意在相关诉讼结束之前，依据以下所获得的以下情况，为雇员支付所有其在职期间由于为公司提供服务所关联的法律辩护费用：1）支付的书面请求；2）证明发生，总额，性质的合理的文件；3）依据适用法律，或代表雇员所做出将进行偿还的背书，为雇员提前偿还的金额（该金额最终将被判定为雇员无权向公司提出代偿）。公司将向雇员任期内向其提供所有的董事，执行官责任保险，保金不由雇员承担。

8.2  Applicable Law. Except as may be otherwise provided herein, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, applied without reference to principles of conflict of laws.
8.2 适用法律，除另有规定外，本聘用协议将按照德拉华州法律来解释，不适用于法律冲突原则。

8.3  Amendments. This Agreement may not be amended or modified otherwise than by a written Agreement executed by the Parties hereto or their respective successors or legal representatives.
8.2  修订 除非经合同双方、或其继任者/法律代表的书面许可，本协议不得修订

8.4 Notices. All notices and other communications hereunder shall be in writing and shall be given by hand-delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed or by email as follows:

8.3 通知 所有通知或者其他往来均需要经由书面的形式，以手头传递或者其他登记的形式进行，要求回执，邮资预付，抵制，或者通过电子邮件，如下

If to the Employee
雇员地址:
Frank Waung
72 Great Hills Rd,
Short Hills, NJ 07078
frank@chinapharmaholdings.com

If to the Company:
公司地址：
For Company:
Zhilin Li
President & Chief Executive Officer
China Pharma Holdings, Inc.
17 Jinpan Road, 2nd Floor
Haikou, Hainan Province, PR China
Tel: 86-898-66811730
Fax: 86-898-66819024
hps@chinapharmaholdings.com

Or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.
或其他一方向另一方提供的其他地址。当收到对方地址后应有效的进行沟通。

8.5    Withholding. The Company may withhold from any amounts payable under the Agreement, such federal, state and local income, unemployment, social security and similar employment related taxes and similar employment related withholdings as shall be required to be withheld pursuant to any applicable law or regulation.
扣款 依据相关联邦法律，公司可能扣除雇员的所得税，事业税，社会安全税，以及其他同雇用相关的税款

8.6    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and any such provision which is not valid or enforceable in whole shall be enforced to the maximum extent permitted by law.
中止 本协议中任何一个条款的无效或者无法执行不导致其他条款的无效或者无法执行

8.7    Captions. The captions of this Agreement are not part of the provisions and shall have no force or effect.
标题 本协议的标题不作为协议的有效部分

8.8   Survivorship. The respective rights and obligations of the Parties hereunder shall survive any Termination of this Agreement or the Employee’s employment hereunder to the extent necessary to the intended preservation of such rights and obligations.
8.8 遗产享有权 本协议终止后，协议双方中各方均享有各自的权力和义务

8.9    Waiver. Either Party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing each and every other provision of this Agreement.
8.9 违约 本协议中某方对协议的某种违背不构成其对协议其他规定的所有的违背，也不构成对另一方依据协议执行的义务的豁免

8.10  Joint Efforts/ Counterparts. Preparation of this Agreement shall be deemed to be the joint effort of the Parties hereto and shall not be construed more severely against any party. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
8.10 联合效力 本协议的准备是协议双方的共同结果。本协议需要签署至少两份，每份均被视为原件。

8.11   Representation by Counsel. Each party hereby represents that it has had the opportunity to be represented by legal counsel of its choice in connection with the negotiation and execution of this Agreement.
8.11 律师代表 本协议中任何一方均可由其律师作为代表，参与协议的协商和执行。

8.12 Entire Agreement. This Agreement, the 2011 Restricted Share Award Agreement and the 2011 Stock Option Agreement by and between the same Parties as those to this Agreement constitute the entire understanding of the Parties regarding the rights and obligations by and between the Parties associated with the Employee’s employment during the Term and supersedes all previous discussion and negotiation on the subject, whether written or oral, between the Parties with respect thereto. For the purpose of clarification, (1) the Amendment to the Employment Agreement dated as of September 28, 2009, the Employment Agreement dated as of April 28, 2009 and the option agreement dated as of October 13, 2009 govern the rights and obligations by and between the Parties associated with the Employee’s employment during the term from April 28, 2009 through April 27, 2010 only, and (2) the Employment Agreement and the 2010 Share Option Agreement both dated as of April 28, 2010 govern the rights and obligations by and between the Parties associated with the Employee’s employment during the term from April 28, 2010 through April 27, 2011 only.
整体协议。本协议，即经由相同协议方订立的“2011限制股奖励协议”以及“2011股票期权协议”构成在协议期间对雇员的聘用，将超越所有之前的口头或者书面的讨论，协商。为了澄清起见，（1）雇员同公司于2009-9-28日签署的“聘用协议”以及“期权协议”将仅仅适用于2009-4-28到2010-4-28期间双方的权利和义务，（2）订立于2010-4-28的“聘用协议”以及“2010股票期权协议”将仅仅适用于2010-4-28到2011-4-27双方的权利和义务。

8.13 Language: This Agreement is written in English with Chinese translation accompany the English.  In the event there is any discrepancy between the two languages, the English prevails.
8.13 语言：本协议由英文书写并伴有中文翻译。如果两种语言有分歧，则以英文为主。

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

以资证明，双方在上方所写日期签署本聘用协议。

EMPLOYEE	CHINA PHARMA HOLDINGS, INC.
雇员	中国医药控股公司

By:/s/Frank Waung	By: /s/Zhilin Li
签字人	签字人
Frank Waung	Zhilin Li
汪其方	李志林
Chief Financial Officer	President & Chief Executive Officer
首席财务官	总裁兼首席执行官